Exhibit 10.3

ANCHOR BANCORP
2015 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

NQSO No. _______________                                                                           Grant Date: _______________

This Non-Qualified Stock Option Award (“NQSO”) is granted by Anchor Bancorp (“Company”) to [Name] (“Option Holder”) in accordance with the terms of this Non-Qualified Stock Option Award Agreement (“Agreement”) and subject to the provisions of the Anchor Bancorp 2015 Equity Incentive Plan, as amended from time to time (“Plan”).  The Plan is incorporated herein by reference. Capitalized terms included herein that are not defined in this Agreement shall have the meaning ascribed to them in the Plan.

1.
NQSO Award.  The Company grants to Option Holder NQSOs to purchase [Number] Shares at an Exercise Price of $[Number] per Share on the date noted above (the “Grant Date”).  These NQSOs are subject to forfeiture and to limits on transferability until they vest, as provided in Sections 5 and 6 of this Agreement and in Article V of the Plan.

2.	Vesting Dates. The NQSOs shall vest as follows, subject to earlier vesting in the event of a termination of Service as provided in Section 6:

NQSOs for
Vesting Date	Number of Shares Vesting

3.
Exercise.  The Option Holder (or in the case of the death of the Option Holder, the designated legal representative or heir of the Option Holder) may exercise the NQSOs during the Exercise Period by giving written notice to the [_________________] [include appropriate officer] in the form required by the Committee (“Exercise Notice”).  The Exercise Notice must specify the number of Shares to be purchased, which shall be at least 100 unless fewer Shares remain unexercised.  The exercise date is the date the Exercise Notice is received by the Company.  The Exercise Period commences on the vesting date referenced in Section 2 (“Vesting Date”) and expires at 5:00 p.m., Pacific Time, on the date ten years after the Grant Date, such later time and date being hereinafter referred to as the “Expiration Date,” subject to earlier expiration in the event of a termination of Service as provided in Section 6.  Any NQSOs not exercised as of the close of business on the last day of the Exercise Period shall be cancelled without consideration at that time.

The Exercise Notice shall be accompanied by payment in full of the Exercise Price for the Shares being purchased.  Payment shall be made: (a) in cash, which may be in the form of a check, money order, cashier's check or certified check, payable to the Company, or (b) by delivering Shares of the Company already owned by the Option Holder having a Fair Market Value on the exercise date equal to the aggregate Exercise Price to be paid, (c) by instructing the Company to withhold Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the exercise date equal to the aggregate Exercise Price to be paid or (d) by a combination thereof.  Payment for the Shares being purchased upon exercise of the Option may also be made by delivering a properly executed Exercise Notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the aggregate Exercise Price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

4.	Related Awards: These NQSOs are not related to any other Award under the Plan.

5.
Transferability.  The Option Holder may not sell, assign, transfer, pledge or otherwise encumber any NQSOs, except in the event of the Option Holder’s death, by will or by the laws of descent and distribution or pursuant to a Domestic Relations Order.  The Committee, in its sole and absolute discretion, may allow the Option Holder to transfer one or more NQSOs to the Option Holder’s Family Members, as provided for in the Plan.

6.
Termination of Service.  If the Option Holder terminates Service for any reason other than in connection with a Change in Control or the death or Disability of the Option Holder, any NQSOs that have not vested as of the date of that termination shall be forfeited to the Company, and the Exercise Period of any vested NQSOs shall expire three months after that termination of Service (but in no event after the Expiration Date), except where that termination of Service is due to Retirement, in which case the Exercise Period of any vested NQSOs shall expire one year after that termination of Service (but in no event after the Expiration Date), or in the case of a Termination for Cause, in which case all NQSOs held by the Option Holder shall expire immediately.  If the Option Holder’s Service terminates on account of the Option Holder’s death or Disability, the Vesting Date for all NQSOs that have not vested or been forfeited shall be accelerated to the date of that termination of Service, and the Exercise Period of all NQSOs shall expire one year after that termination of Service (but in no event after the Expiration Date). [Post-termination exercise period may be modified at Committee’s election except with respect to a Termination for Cause.]

7.
Effect of Change in Control.  If a Change in Control occurs prior to the Vesting Date of an NQSO that is outstanding on the date of the Change in Control, and the Option Holder experiences an Involuntary Separation from Service other than a Termination for Cause during the 365-day period following the date of such Change in Control, then the Vesting Date for any non-vested NQSO shall be accelerated to the date of the Option Holder’s Involuntary Separation from Service.  Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the outstanding NQSO or replace the outstanding NQSO with an award that is determined by the Committee to be at least equivalent in value to such outstanding NQSO on the date of the Change in Control, then the Vesting Date of such outstanding NQSO shall be accelerated to the earliest date of the Change in Control.

8.	Option Holder’s Rights. The NQSOs awarded hereby do not entitle the Option Holder to any rights of a shareholder of the Company.

9.
Delivery of Shares to Option Holder.  Promptly after receipt of an Exercise Notice and full payment of the Exercise Price for the Shares being acquired, the Company shall issue and deliver to the Option Holder (or other person validly exercising the NQSO) a certificate or certificates representing the Shares being purchased, or evidence of the issuance of such Shares in book-entry form, registered in the name of the Option Holder (or such other person), or, upon request, in the name of the Option Holder (or such other person) and in the name of another person in such form of joint ownership as requested by the Option Holder (or such other person) pursuant to applicable state law.  The Company’s obligation to deliver a stock certificate or evidence of the issuance of Shares in book-entry form for Shares purchased upon the exercise of an NQSO can be conditioned upon the receipt of a representation of investment intent from the Option Holder (or the Option Holder’s Beneficiary) in such form as the Committee requires. The Company shall not be required to deliver stock certificates or evidence of the issuance of Shares in book-entry form for Shares purchased prior to: (a) the listing of those Shares on Nasdaq; or (b) the completion of any registration or qualification of those Shares required under applicable law.

10.
Adjustments in Shares.  In the event of any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend, special or recurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, the Committee, in its sole discretion, shall adjust the number of Shares or class of securities of the Company covered by the NQSOs or the Exercise Price of the NQSOs.  The Option Holder agrees to execute any documents required by the Committee in connection with an adjustment under this Section 10.

11.
Tax Withholding.  The Company shall have the right to require the Option Holder to pay to the Company the amount of any tax that the Company is required to withhold with respect to such Shares, or in lieu thereof, to retain or sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.  The Company shall have the right to deduct from all dividends paid with respect to the Shares the amount of any taxes that the Company is required to withhold with respect to such dividend payments.

12.
Plan and Committee Decisions are Controlling.  This Agreement, the award of NQSOs to the Option Holder and the issuance of Shares upon the exercise of the NQSOs are subject in all respects to the provisions of the Plan, which are controlling.  Capitalized terms herein not defined in this Agreement shall have the meaning ascribed to them in the Plan.  All decisions, determinations and interpretations by the Committee respecting the Plan, this Agreement, the award of NQSOs or the issuance of Shares upon the exercise of the NQSOs shall be binding and conclusive upon the Option Holder, any Beneficiary of the Option Holder or the legal representative thereof.  The Option Holder acknowledges and agrees that this Award and receipt of any Shares hereunder by any person is subject to (a) Plan Section 9.10, including possible reduction, cancellation, forfeiture or recoupment (clawback), and (b) any policies which the Company may adopt in furtherance of any regulatory requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

13.
Option Holder’s Service.  Nothing in this Agreement shall limit the right of the Company or any of its Affiliates to terminate the Option Holder’s Service as a Director or Employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services or employment of the Option Holder.

14.
Amendment.  The Committee may waive any conditions of or rights of the Company or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision of this Agreement if such action may adversely affect the Option Holder without the Option Holder’s written consent.  To the extent permitted by applicable laws and regulations and the terms of the Plan, the Committee shall have the authority, in its sole discretion but with the permission of the Option Holder, to accelerate the vesting of the Shares or remove any other restrictions imposed on the Option Holder with respect to the Shares, whenever the Committee may determine that such action is appropriate.

15.
Option Holder Acceptance.  The Option Holder shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plan by signing in the space provided below and returning the signed copy to the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ANCHOR BANCORP

By _______________________________
Its _______________________________

ACCEPTED BY OPTION HOLDER

___________________________________ (Signature)

___________________________________
(Print Name)

___________________________________
(Street Address)

___________________________________
(City, State & Zip Code)

Beneficiary Designation:

The Option Holder designates the following Beneficiary to receive the Shares upon the Option Holder’s death:

________________________________________________________________________